EXHIBIT 8.1

[DICKINSON, MACKAMAN, TYLER & HAGEN, P.C. LETTERHEAD]

March 11, 2005

National Properties Corporation
4500 Merle Hay Road
Des Moines, Iowa 50310

Ladies and Gentlemen:

     We have acted as counsel to National Properties Corporation, an Iowa corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into NAPE Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of Commercial Net Lease Realty, Inc., a Maryland corporation (“CNLR”). The Merger will be effected pursuant to the Agreement and Plan of Merger dated January 14, 2005, by and among the Company, NAPE Acquisition, Inc., CNLR and Raymond DiPaglia as the same may be amended or supplemented from time to time (the “Merger Agreement”). In our capacity as counsel to the Company, our opinion has been requested with respect to the federal income tax treatment of the Merger. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as of this date that we have deemed relevant or necessary, including:

     1. The Company’s 1985 Restated Articles of Incorporation as amended by Articles of Amendment filed on June 9, 1988, with the Iowa Secretary of State and the Bylaws of the Company;

     2. The Merger Agreement;

     3. A registration statement on Form S-4 filed with the Securities and Exchange Commission on January 19, 2005, covering shares of CNLR to be issued in the Merger, together with any amendments to that registration statement, which contains a proxy statement-prospectus for use in connection with the Merger (collectively, the Registration Statement and the proxy statement-prospectus are called the “Registration Statement”).

     4. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the

National Properties Corporation
March 11, 2005

truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and factual statements contained therein.

This opinion is also subject to and conditioned upon factual representations contained in a written tax representation letter executed by officers of the Company and a written tax representation letter executed by officers of CNLR with respect to the Merger (collectively, the “Tax Representation Letter”). The initial and continuing truth and accuracy of the factual representations contained in the Tax Representation Letter at all relevant times constitutes an integral basis for the opinion expressed herein, and this opinion is conditioned upon the initial and continuing truth and accuracy of these factual representations at all relevant times.

     In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinion is conditioned upon the correctness of, the following:

     1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents;

     2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents;

     3. All factual statements, factual representations and warranties set forth in such documents (including the Merger Agreement, the Registration Statement and the Tax Representation Letter) are true and correct in all material respects and will continue to be true and correct as of the Effective Time and all other relevant times, and no actions have been or will be taken that are inconsistent with such factual statements, factual representations and warranties;

     4. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms;

     5. All covenants contained in the Merger Agreement and the Tax Representation Letter have been and will be performed without waiver or breach of any provision thereof and no actions have been or will be taken that are inconsistent with such covenants;

     6. Any factual representation or factual statement made “to the knowledge of,” “to the best of our knowledge” or similarly qualified is correct without such qualification;

     7. The Merger is effective under the applicable state laws;

     8. The Merger is reported by CNLR and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

National Properties Corporation
March 11, 2005

     9. An opinion of counsel for CNLR opining that CNLR qualified as a real estate investment trust (“REIT”) for federal income tax purposes for taxable years ended December 31, 2002, 2003 and 2004, and that CNLR is expected to qualify as a REIT for the remainder of tax year 2005, will be delivered to CNLR from Shaw Pittman LLP and will not be withdrawn prior to the Effective Time;

     10. An opinion of counsel for CNLR opining that NAPE Acquisition, Inc. is qualified as a qualified REIT subsidiary within the meaning of Section 856(i)(2) of the Code as of the Effective Time; and

     Based upon our examination of and reliance upon the foregoing items, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, we are of the opinion that if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the factual statements set forth in the Tax Representation Letter are true and correct as of the Effective Time, then the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Company and CNLR will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

     In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinion expressed herein is based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion only represents our best judgment and is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law or interpretation that may occur after the date hereof.

     2. Our opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to any other matter not specifically set forth in the foregoing opinion. In addition, no opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     3. Our opinion is limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

National Properties Corporation
March 11, 2005

     4. No opinion is expressed (i) as to any transaction other than the Merger as described in the Merger Agreement, or (ii) as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. In the event any one of the factual statements, factual representations, warranties, covenants or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

     This opinion is furnished solely for the purpose of complying with federal income tax laws, and may not be used or relied upon by any person other than NAPE, the shareholders of NAPE and CNLR and its counsel or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed in connection with the above-referenced transaction and the reference to us under the heading “Legal Matters” in the proxy statement-prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ DICKINSON, MACKAMAN, TYLER & HAGEN, P.C.